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                                                                       Exhibit l

                                INVESTMENT LETTER

                   SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.

Seligman TargetHorizon ETF Portfolios, Inc. (the "Series"), an open-end management investment company, and the undersigned ("Purchaser"), intending to be legally bound, hereby agree as follows:

1. In order to provide Seligman TargETFund 2025, Seligman TargETFund 2015 and Seligman TargETFund Core, each a fund of the Series, with initial capital, the Series hereby sells to Purchaser and Purchaser purchases 1,870 shares of Class A Capital Stock of each Fund and 700 shares of each of Class C, Class D, Class I and Class R Capital Stock of each Fund (all such shares with a par value $.001) at a price of $7.14 per share (the "Shares") as of the close of business on the date hereof. The Series hereby acknowledges receipt from Purchaser of funds in the amount of $100,031.40 in full payment for the Shares.

2. Purchaser represents and warrants to the Series that the Shares are being acquired for investment and not with a view to distribution thereof, and that Purchaser has no present intention to redeem or dispose of the Shares.

IN WITNESS WHEREOF, the parties have executed this agreement as of the 9th day of September, 2005.

                                        SELIGMAN TARGETHORIZON
                                        ETF PORTFOLIOS, INC.

                                        By: /s/ Lawrence P. Vogel
                                            -----------------------------------
                                            Name: Lawrence P. Vogel
                                            Title: Vice President and Treasurer

                                        SELIGMAN ADVISORS, INC.

                                        By: /s/ Thomas G. Rose
                                            -----------------------------------
                                            Name: Thomas G. Rose
                                            Title: Senior Vice President